UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DESEO SWIMWEAR INC.
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

2300

(Primary Standard Industrial Classification Code Number)

47-3812711

(I.R.S. Employer Identification Number)

2120 K Street – Unit 2

San Diego, California 92102

800-390-3013

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent and Transfer Syndicate Inc.

112 North Curry Street

Carson City, Nevada 89703-4934

1-800-253-1013

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald S. McIntyre

rsm1636@telus.net

(604) 726-0640 (Tel.)

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The selling shareholders will sell our shares at a fixed price of $0.001 per share for the duration of the offering.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Offering price per unit	Aggregate offering price	Amount of registration fee

Common	25,742,500	[1]	$0.001	$25,742.50	$2.81

______

[1] Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

We are an “Emerging Growth Company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 7.

SUBJECT TO COMLETION, Dated _____, 2020

2

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS

DESEO SWIMWEAR INC.

25,742,500 Shares of Common Stock

The selling shareholders named in this prospectus are considered as underwriters and are offering all of the shares of common stock offered through this prospectus for a period of up to three years from the effective date.

We are considered a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934. According to the Rule 144(i), Rule 144 is not available for the resale of securities initially issued by either a reporting or non-reporting shell company.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. See section entitled “Risk Factors” on page 5.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

The selling shareholders will sell our shares at a fixed price of $0.001 per share for the duration of the offering. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Our independent registered public accountant has issued an audit opinion on Deseo Swimwear Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Date of this Prospectus is: _________, 2020

3

4

SUMMARY OF OUR OFFERING

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence operations in the swimwear industry. We propose to design, manufacture and market a line of Dominican Republic inspired swimwear. Our swimwear will be used on the beach, as well as in general recreational settings. We believe the Deseo Swimwear Inc. will become a recognized brand name in the Dominican inspired swimwear category. Founded in April of 2015, we have cultivated our proposed brand image through a variety of innovative designs. We plan to have our swimwear manufactured in the Dominican Republic and the United States to the highest specifications in quality, performance and styling.

Since our inception of April 20, 2015 we have started pre-launch operations, beginning with the designing of our first line of swimwear under the brand name DS-Series. We have also initiated the design of our web-site and begun sourcing third-party manufacturers to produce our swimwear line.

We were incorporated on April 20, 2015 under the laws of the state of Nevada. Our principal offices are located at 1653 Chatsworth Blvd., San Diego, California 92107. Our telephone number is 800-390-3013.

THE OFFERING

Securities Being Offered	Up to 25,742,500 shares of common stock

Offering Price

The selling shareholders will sell our shares at $0.001 per share for the duration of the offering or until our shares are quoted on the OTCBB or OTCQB. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude when all of the 25,742,500 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decided at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than four years from the effective date of this registration statement.

Securities Issued and to be Issued

25,742,500 shares of common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by the existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Market for the Common Stock

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the OTCBB or OTCQB. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

5

Summary Financial Information

The following unaudited financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of June 30, 2020	As of December 31, 2019
Balance Sheet
Total Assets	$1,611	$1,611
Total Liabilities	$112,383	$97,412
Stockholders' Deficit	$(110,772)	$(95,801)

	For the six months ended June 30, 2020	For the six months ended June 30, 2019	For the year ended December 31, 2019	For the year ended December 31, 2018
Statement of operations
Revenue	$-	$-	$-	$-
Total Operating Expenses	$14,971	$14,326	$41,119	$20,469
Net Loss	$(14,971)	$(14,326)	$(41,119)	$(20,469)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

THERE IS SUBSTANTIAL DOUBT AS TO WHETHER WE WILL CONTINUE OPERATIONS. IF WE DISCONTINUE OPERATIONS, YOU COULD LOSE YOUR INVESTMENT.

We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception through June 30, 2020 is $129,127. These factors raise substantial doubt regarding the ability of our business to continue as a going concern. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to access the swimwear retail and on-line market with our proposed swimwear designs. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at June 30, 2020 and December 31, 2019, we had cash on hand of $1,611 and $1,611 respectively, and we have had $129,127 in expenses since inception. At this rate, we expect that we will only be able to continue operations for one year without additional funding. We anticipate that additional funding will be needed for general administrative expenses, purchasing of amusement machines and related advertising costs. We have not generated any revenue from operations to date. In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan. We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

6

BECAUSE WE HAVE COMMENCED LIMITED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on April 20, 2015 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $129,127 from our incorporation to June 30, 2020. Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a lack of operating history. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

BECAUSE WE ARE CONSIDERED A SHELL COMPANY

We are considered a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934. According to the Rule 144(i), Rule 144 is not available for the resale of securities initially issued by either a reporting or non-reporting shell company. This is because shareholders who receive shares from a shell company are considered underwriters with respect to their resales until the company is no longer a shell company and adequate information has been available to the market for a period of 12 months. Until the company satisfies these conditions, the selling shareholders will be deemed to be underwriters whose sales are designed to create a market in the company’s securities.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 64,242,500 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWN 59.93% OF OUR OUTSTANDING COMMON STOCK, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole officer and director, owns 59.93% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Cope may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our officers and sole director will only be devoting limited time to our operations. Suzanne Renee Cope, our sole officer and director, intends to devote approximately 30% of her business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Suzanne Renee Cope from her other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Cope may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

IF SUZANNE RENEE COPE, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We are extremely dependent on the services of our sole officer and director, Suzanne Renee Cope, for the future success of our business. The loss of the services of Ms. Cope could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

BECAUSE WE HAVE OUR SOLE OFFICER AND DIRECTOR WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGENENT, WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFCTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

Our sole officer and director has no formal training in financial accounting and management; however, she is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. While Ms. Cope has no formal training in financial accounting matters, she has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that she will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors.

7

OUR PRESIDENT AND CHIEF EXECUTIVE OFFIER DOES NOT HAVE ANY FORMAL TRAINING SPECIFIC TO THE SWIMWEAR BUSINESS.

Our President and Chief Executive Officer is Suzanne Renee Cope. She is also the principal designer of the Company’s proposed swimwear line. Ms. Cope has no direct training or experience in designing, developing and marketing a swimwear product business for the general market place. Our management team may not be fully aware of the specific requirements related to working within this industry. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

OUR COMPETITION IS INTENSE IN ALL PHASES OF OUR BUSINES. IF WE ARE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO PURCHASE OUR SWIMWEAR, OUR BUSINESS WILL FAIL.

The Swimwear market is includes major brands, such as Victoria Secret, Speedo, Catalina and Janzen. It also has many boutique and specialty on-line retail outlets such Cali Dreaming, Giejo, Sea Dreamer and Triangl to name a few. They are many online avenues to purchase swimwear products, as well as through clothing retail outlets and swimwear specialty stores. Nearly all of our competitors are more experienced, have vastly greater financial and management resources and have more established proprietary trademarks and distribution networks than we do. These and other competitors are likely to have distribution channels for their products that we do not have, which places us at a significant disadvantage. Failure of the Company to achieve market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations. If we are unable to attract enough customers, our business will fail.

WE INTEND TO HAVE OUR PROPOSED SWIMWEAR TO BE MANUFACTURED BY SUPPLIERS IN THE DOMINICAN REPUBLIC AND THE UNITED STATES. OUR ABILITY TO EAR REVENUES COULD BE DISRUPTED IN ANY OF OUR SUPPLIERS DECIDE THEY NO LONGER DESIRE TO PROVIDE US WITH OUR PRODUCT.

Our initial swimwear designs we intended to be source our manufacturing from the Dominican Republic and the United States. We have not entered into any supply agreements with any potential suppliers of swimwear. We expected to rely on a minimal number of suppliers for our product for the foreseeable future. In the event that any of our suppliers no longer desire to provide products, we may be forced to locate alternative suppliers. We cannot guarantee that we will be able to obtain our products from alternative suppliers. Failure to obtain alternative sources will disrupt our operations and hinder our ability to generate revenues.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK’ RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

8

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANY WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Start-ups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

WHEN OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTCBB OR THE OTCQB, THE TRADING PRICE MAY FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the OTCBB or QTCQB. When our shares of common stock commence trading on the OTCBB or QTCQB, there is a volatility associated with OTCBB or OTCQB securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts’ estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the OTCBB or OTCQB after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the OTCBB or OTCQB or a public trading market does not otherwise develop, purchasers of the share may have difficult selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

WE HAVE LIMITED EXPERIENCE IN OPERATING A PUBLIC COMPANY

We have  limited experience in operating as a public company. We have limited  experience with the various compliance rules and regulations associated with a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to continue to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, in any, in the market value of our common stock.

9

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.001 per share for the duration of the offering until our shares are quoted on the OTCBB or OTCQB. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 25,742,500 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering; and

4.	the percentage owned by each upon completion of the offering.

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Name of Selling Shareholders	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders	Total Shares Owned Upon Completion of this Offering	Percentage of Shares Owned Upon Completion of this Offering

Ivan Ricardo Montilla Cuello	1,050,000	1,050,000	Nil	Nil
Jose Carlos Suarz Caceres	997,500	997,500	Nil	Nil
Yodaliz del la Cruz	980,000	980,000	Nil	Nil
Miguel Angel Cruz	1,050,000	1,050,000	Nil	Nil
Ivan Suero De Jesus	1,050,000	1,050,000	Nil	Nil
Dayson Gabriel Sosa Demorizi	647,500	647,500	Nil	Nil
Artemio Alberto Cedano Diaz	980,000	980,000	Nil	Nil
Ricardo Marte De Jesus	980,000	980,000	Nil	Nil
Luis Miguel Suarez Diguele	700,000	700,000	Nil	Nil
Cesar Alberto Ramirez Guzman	595,000	595,000	Nil	Nil
Alan Francisco Jimenez	1,050,000	1,050,000	Nil	Nil
Hassell Antonio Francis Lebron	560,000	560,000	Nil	Nil
Jeffri Maldonado	595,000	595,000	Nil	Nil
Jose Dolores Barrous Medina	822,500	822,500	Nil	Nil
Martin Encarnacion Ozorio	595,000	595,000	Nil	Nil
Elisa Caceres Palacios	1,050,000	1,050,000	Nil	Nil
Luisa Alejandrina Diaz Perez	910,000	910,000	Nil	Nil
Narcys Joelissa Sosa Pena	945,000	945,000	Nil	Nil
Francisca Peralta S.	525,000	525,000	Nil	Nil
Amaury German Peralta	892,500	892,500	Nil	Nil
Franchesca Santana Perez	735,000	735,000	Nil	Nil
Leonardo Perez	1,050,000	1,050,000	Nil	Nil
Diego Manuel Garcia Sanchez	595,000	595,000	Nil	Nil
Francisco A. Sanchez G.	1,050,000	1,050,000	Nil	Nil
Joaquin de los Santos	1,015,000	1,015,000	Nil	Nil
Daniela De Castro Tejeda	1,050,000	1,050,000	Nil	Nil
Marino Abrev Tejea	822,500	822,500	Nil	Nil
Pedro Morel Valdez	595,000	595,000	Nil	Nil
Crucelia Al T. Perez Vallejo	892,500	892,500	Nil	Nil
Yaneiry Perez Vallejo	962,500	962,500	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 64,242,500 shares of common stock issued and outstanding on the date of this Prospectus.

None of the selling shareholders:

•	has had a material relationship with us other than as a shareholder at any time within the past three years;

•	has ever been one of our officers or directors;

•	is a broker-dealer; or a broker-dealer’s affiliate.

11

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at a fixed price of $0.001 per share for the duration of the offering. We determined this offering price arbitrarily, based upon the price of the last sale of our common stock to investors There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the Prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and his or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

The Company has advised each selling shareholder that it may not use shares registered on this registration statement to cover sales of common stock made prior to the date on which this registration statement share have been declared effective by SEC. If a selling stockholder uses this Prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act, and the rules and regulations thereunder promulgated, including, without limitations, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

•	Not engage in any stabilization activities in connection with our common stock;

•	Furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

•	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system):

•

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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•	a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	a toll-free telephone number for inquiries on disciplinary actions;

•	a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

•	bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and as prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling shareholders of the requirements for delivery of this Prospectus in connection with any sales of the common stock offered by this Prospectus.

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Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of June 30, 2020, there were 64,242,500 shares of our common stock issued and outstanding that were held by 31 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Befumo & Schaeffer, PLLC, 1629 K Street, NW Suite 300, Washington, DC 20006 has rendered an opinion with respect to the validity of the shares of common stock covered by this Prospectus.

The financial statements included in this Prospectus and the registration statement have been audited by Marcum, LLP, 6002 Rogerdale Road, Suite 300, Houston, Texas 77072 to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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Description of Business

Deseo Swimwear Inc. (“Deseo” or the “Company”) was incorporated in the State of Nevada on April 20, 2015. We are a designer, manufacturer and marketer of Dominican Republic inspired swimwear. Our swimwear will be used on the beach, as well as in general recreational settings. We believe the Deseo Swimwear will become a recognized brand name in the Dominican inspired swimwear category. Founded in April of 2015, we have cultivated our proposed brand image through a variety of innovative designs. We plan to have our swimwear manufactured in the Dominican Republic and the United States to the highest specifications in quality, performance and styling.

The Company plans to sell its proposed high-end Dominican inspired swimwear product to boutique retailers and niche on-line stores primarily in North America and then eventually expand to a larger international market if successful. The Company plans to launch its website as an advertising tool to drive potential customers to our expected boutique retailers and niche on-line stores who we expect to sell our products.

Since our inception of April 20, 2015, we have started pre-launch operations, beginning with the designing of our first line of swimwear under the brand name DS-Series. We have also initiated the design of our web-site and begun sourcing third-party manufacturers to produce our swimwear line.

We will need additional funding to implement our marketing and operational plans.

Swimwear Market in General

During 2014, retail sales of new swimwear globally totaled $13.25 billion according to the NPD Group. Of the categories defined and tracked by the NPD Group, we believe our addressable market includes swimwear categories including Women’s Swimwear, Men’s Swimwear, Girls’ Swimwear and Boys’ Swimwear. For 2013, the market share of retails sails of new Women, Men, Girls and Boys Swimwear in the U.S. were 70%, 17%, 10% and 4% respectively. As a result, we believe the total annual addressable market for our proposed products in the U.S. alone in greater than $4 billion.

Major drivers for the swimwear and beachwear market include relaxed dress codes, increasing interest in body care, social mobility, and acceptance of swimming as relaxing pastime for an aging population and improved performance and innovation in swimwear materials by the textile industry. In particular woman are adopting healthier lifestyles-think CrossFit, yoga, boot camps – and syncing their diets around the farm-to-table phenomena-farmer markets, detox cleanses, growth of beauty and spa industry has fueled the increased sell of swimwear and beachwear as people and in particular woman want to expose their body. The market continues to morph into a year-round business, keeping companies on their toes to produce the right amount of new styles and skis.

Europe and the United States exhibit the largest swimwear market, however Asian countries such as China are experiencing the fastest growth in recent years.

“There is a healthy demand for swimwear, and we can expect this to continue for a few reasons,” said Marshall Cohen, chief industry analyst, The NPD Group. “We’re seeing the launch of innovative products that provide health benefits and enhanced comfort, including UV protection, thermal swimwear, and more lightweight performance swimwear. Also, let’s not forget that stylish swimwear is important to many consumers, who tend to update their suits every season. Combining innovation with such consistent demand enhances the fact that consumer swimwear spending in not going away anytime soon.” (source reference NPD Group Inc. News release, July 21, 2014).

Competition

The swimwear industry has many competitors some of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. We expect that competition will continue to increase. We might not be able to compete with large companies if they were to drive prices down for the swimwear market.

The swimwear market remains challenging with a significate number of key players and an ever expanding number of niche players. Consumers are demanding products that offer comfort, quality and safety and they are ready to spend on premium products. Swimwear companies who have focused primarily on competing at price have seen a decline in their percentage of the market. Those brands that are focused on design innovation and newness, there continues to be opportunity.

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The key and niche players operating in the global swimwear and beachwear market include American Apparel, Inc., Arena Italia S.p.A, Diana Sport, Eveden Group, Jantzen, Inc., La Peral Group, NOZONE Clothing Limited, O’Neill, Inc., PARAH S.p.A., Pentland Group plc., Speedo International Ltd., Perry Ellis International, Inc., Quicksilver, Inc., Seafolly, Seaspray Swimwear, Tefron, TYR Sport and PVH Corp.

Our Product

Our Deseo Swimwear-branded planned portfolio (designed by our founder Suzanne Cope) of DS-Series1, DS-Series2 and DS-Series3 swimwear are designed for the highest levels of performance, styling, and enjoyment for both recreation and beachwear use. The DS-Series1 and DS-Series2 are geared towards the consumer seeking the most premium swimwear experience that we expect to offer, and generally command a price premium over our competitor’s swimwear at retail prices ranging from approximately $100 to $200. The DS-Series3 brand is planned to be an entry-level consumer with expected retail pricing from approximately $20 to $75. Our initial product lines will be for women as they account for approximately 70% of the swimwear market.

The Deseo collections are designed to be interchangeable, making the most out of each suit. Any customer that makes two purchases will in effect have four swimsuits. Customers will be given the opportunity to purchase a la carte (one piece at a time), so they can add to their existing collections if they only want a particular top or bottom. Pieces will be able to be worn for day and evening wear components. We have completed the initial design of our DS-Series1 and are in the process of third-party manufacturer to produce our sample prototypes prior to going into production for sale. The DS-Series2 and DS-Series3 will be introduced as funding becomes available.

The designs and styles we expect to be recognizable and become synonymous with Deseo Swimwear as a high-end fashion statement to be made on the beach, at the pool and on vacation.

Marketing Strategy

The primary strategies of Deseo Swimwear Inc. are:

•	Sell our proposed high-end Dominican Republic inspired swimwear product to boutique retailers and niche on-line stores.

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Attend Swimwear trade shows and display our proposed swimwear line at those shows, allowing us to access our target market retailers and consumers at the same time. During the next 18 months Deseo Swimwear In. expects to attend at least two swimwear trade shows; The Miami Swim Show, held annually in in Miami, Florida. Considered to be the largest swimwear trade show in the world. The second show is the Swim Collective Trade Show held annually in Huntington Beach, California.

•	Locate a third party sales representative to help market out swimwear line.

•	Our online marketing strategy will rely on our website to provide product information and answer questions our customers may have about our product.

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Search Engines – we will hire a firm that will assist in Search Engine Optimization (“SOE”). This will assist Deseo to achieve a top search engine ranking to get targeted traffic to our website and potentially increase business leads.

•	Social Media – we intend to have a presence with a Facebook page, Twitter Account and Instagram.

Compliance with Government Regulation

We are not currently subject to direct federal, state or local regulation and we do not believe that government regulation will have a material impact on the way we conduct our business in the United States.

Employees

We are a startup company and we have no employees as of the date of this Prospectus, other than our sole officer and director.

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Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 2120 K Street – Unit 2, San Diego, California, 92102. Our telephone number is 1-800-390-3013. This is the office of our President, Suzanne Renee Cope. We do not pay any rent to Ms. Cope and there is no agreement to pay any rent in the future. Upon the completion of our offering, we do not intend to establish an office elsewhere.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 112 North Curry Street, Carson City, Nevada, 89703-4934.

Market for Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for quotation of our common stock on the OTCBB or OTCQB upon the effectiveness of the registration statement of which this Prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 31 registered shareholders.

Rule 144 Shares

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions. Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 183,550 shares as of the date of this Prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

•	provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

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As of the date of this Prospectus, people who are our sole officer and director hold all of the 38,500,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or
•	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2019

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to provide a reader of our financial statements with a narrative from the perspective of our management on our financial condition, results of operations, liquidity, and certain other factors that may affect our future results. The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and the accompanying notes thereto included in “Item 8. Financial Statements and Supplementary Data.” In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See “Forward-Looking Statements.” Our results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors.

Plan of Operations

For the next 12 to 18 months, all of our operations will be performed by our sole officer and director, Suzanne Cope. During that period will out-source third party contractors to design our website, manufacturer our sample line of swimwear, and engage a manufacturer representative(s) to market our line to retail boutiques and on-line stores. The manufacturer representatives will be independent contractors compensated solely in the form of commissions, calculated as a percentage revenues generated from sales our proposed line of swimwear. We will also intend to have a strong presence on social media, such as Facebook and Instagram.

During the next 12 month period, we are planning to attend two Swimwear trade shows in 2021 and display our proposed swimwear line at those shows. The first trade show is, "The Miami Swim Show", held annually in in Miami, Florida. It is considered to be the largest swimwear trade show in the world. The second show is the Swim Collective Trade Show held annually in Huntington Beach, California. By attending these trade shows it will allow us to access our target market retailers and display our line of swimwear to consumers at the same time.

To date, we have engaged a firm to design and launch our website and expect to have ready to launch our website by the fourth quarter of 2019. We have completed the initial design of our first swimwear line under the DS-Series1 and are sourcing third party manufacturers to produce on initial pro-type swimwear designs. We expect to have our initial prototype swimwear were ready by the end the third quarter of 2018 and product ready for sale by the fourth quarter of 2020. Sales and revenues expected to be generated in the by the end of 2021.

Going Concern

Conditions exist that raise substantial doubt about our ability to continue as a going concern due to our recurring losses from operations, deficit in equity, and the need to raise additional capital to fund operations. Our ability to continue as a going concern  could impair our ability to finance our operations through the sale of debt or equity securities.

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Results of Operations

Fiscal Year Ended December 31, 2019 compared to Year Ended December 31, 2018

We did not earn any revenues for the year ended December 31, 2019 and December 31, 2018.

Expenses for the year ended December 31, 2019 totaled $41,119 consisting primarily of office and general expenses of $41,119 resulting in a net loss of $41,119. The 2019 expenses were comprised of $36,132 in professional fees; filing fees of $3,589; transfer agent expenses of $1200; and web-site expenses of $198. Expenses for the Year ended December 31, 2018 totaled $20,469 consisting primarily of office and general expenses of $20,469, resulting in a net loss of $20,469. The 2018 expenses were comprised of $16,618 in professional fees; filing fees of $2,081; transfer agent fees of $1,350; and web-site expenses of $420. The increase in office and general expenses from fiscal 2019 to fiscal 2018 was primarily due to the increase in expenses relating to professional fees.

Capital Resources and Liquidity

Since our director may be unwilling or unable to loan or advance us additional capital, we believe that if we do not raise additional capital over the next 12 months following the filing of this annual report, we may be required to suspend or cease the implementation of our business plans. If we are unable to raise additional funds, there is substantial doubt as to our ability to continue as a going concern.

As of December 31, 2019, we had $1,611 of cash compared to $2,481 of cash as of December 31, 2018. We anticipate that our current cash and cash equivalents and cash generated from financing activities will be insufficient to satisfy our liquidity requirements for the next 12 months. To date, the Company has incurred operating losses since inception of $114,156. As at December 31, 2019, the Company has working capital deficit of $95,801.

The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. We agree with our auditors that our auditor has expressed substantial doubt about our ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

We expect to incur marketing, professional, and administrative expenses as well expenses associated with maintaining our filings with the Commission. We will require additional funds during this time and will seek to raise the necessary additional capital. If we are unable to obtain additional financing, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results. Additional funding may not be available on favorable terms, if at all. The Company intends to continue to fund its business by way of equity or debt financing and advances from related parties. Any inability to raise capital as needed would have a material adverse effect on our business, financial condition and results of operations.

If we cannot raise additional funds, we will have to cease business operations. As a result, investors in the Company’s common stock would lose all of their investment.

Off Balance Sheet Arrangements

There are no off-balance sheet arrangements currently contemplated by management or in place that are reasonably likely to have a current or future effect on the business, financial condition, changes in financial condition, revenue or expenses, result of operations, liquidity, capital expenditures and/or capital resources.

Recent Accounting Standards

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting standards that have been issued that might have a material impact on its financial position or results of operations.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six Month Period Ended June 30, 2020.

This section of this Form 10-Q includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Results of Operations

For the three-month periods ended June 30, 2020 and 2019, we had no revenue. Expenses for the three-month period ended June 30, 2020 totaled $14,547 resulting in a net loss of $14,547. The net loss for the three-month period ended June 30, 2020 is a result of general and administrative expense of $14,547, comprised of transfer agent expenses of $350; filing fees of $1,946; and professional fees of $12,251 comprised primarily of accounting fees. Expenses for the comparative three-month period ended June 30, 2019 is a result of general and administrative expenses totaling $9,426 resulting in a net loss of $9,426 comprised of $300 transfer agent expenses; filing fees of $1,281; and professional fees of $7,845 comprised primarily of accounting fees. The increase in expenses between the three months ended June 30, 2020 and 2019 was primarily due to an increase in accounting fees, as a result of the timing of audit.

For the six-month periods ended June 30, 2020 and 2019, we had no revenue. Expenses for the six-month period ended June 30, 2020 totaled $14,971 resulting in a net loss of $14,971. The net loss for the six-month period ended June 30, 2020 is a result of general and administrative expense of $14,971, comprised of transfer agent expenses of $650; filing fees of $1,946; and professional fees of $12,375 comprised primarily of accounting fees. Expenses for the comparative six-month period ended June 30, 2019 is a result of general and administrative expenses totaling $14,326 resulting in a net loss of $14,326 comprised of $600 transfer agent expenses; filing fees of $1,281; and professional fees of $12,445 comprised primarily of accounting fees. The increase in expenses between the six months ended June 30, 2020 and 2019 was primarily due to an increase in filing fees.

Capital Resources and Liquidity

No substantial revenues are anticipated until we have implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, we have no other source for funding the Company at this time. We must raise cash to implement our strategy and stay in business. If we are unable to raise additional funds, there is substantial doubt as to our ability to continue as a going concern.

As of June 30, 2020, we had $1,611 in cash as compared to $1,611 in cash at December 31, 2019. The funds available to the Company will not be sufficient to fund the planned operations of the Company and maintain operations. As of June 30, 2020, the Company’s sole officer and director, Ms. Suzanne Cope, has loaned the Company $91,046 and she has indicated she is willing to make additional financial commitments if required to maintain the operating status of the Company, in the form of a non-secured loan for the next twelve months if no other funds are obtained by the Company, but the total amount that she is willing to invest has not yet been determined and there is no contract or written agreement in place.

Since our inception of April 20, 2015, we have started pre-launch operations, beginning with the design of our first line of swimwear under the brand name DS-Series. We have also initiated the design of our web-site and have launched the preliminary website during the period. We are still in the process of sourcing third-party manufacturers to produce our swimwear line.

No substantial revenues are anticipated until we have implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, we have no other source for funding the Company at this time. We must raise cash to implement our strategy and stay in business. If we are unable to raise additional funds, there is substantial doubt as to our ability to continue as a going concern.

Off-balance sheet arrangements

Other than the situation described in the section titled Capital Recourses and Liquidity, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets

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Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

Our sole officer and director and her age as of the date of this Prospectus is as follows:

Director:

Name of Director	Age

Suzanne Renee Cope	37	Director

Executive Officers:

Name of Officer	Age

Suzanne Renee Cope	37	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Chief Accounting Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our sole officer and director for the past ten years.

Ms. Cope has acted as our Officer and sole Director since our inception on April 20, 2015. She received a Bachelor Degree in Psychology from Liberty University in Lynchburg VA., in June of 2004. From 2006 to 2011 she worked for Alaska Airlines. From 2012 to present she works for Jet Blue Airways. Ms. Cope intends to devote 30% of her time to designing, planning and organizing activities for Deseo Swimwear.

During the past five years, Ms. Cope has not been the subject to any of the following events:

•	Any bankruptcy petition filed by or against any business of which Ms. Cope was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

•

An order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Cope’s involvement in any type of business, securities or banking activities.

•

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

21

Term of Office

Our sole officer and director are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

We have no significant employees other than our officers and sole director.

Promoters

Suzanne Renee Cope, our sole officer and director, is also a promoter of the Company because she took the initiative in founding and organizing the business of the Company.

Pursuant to a Directors resolution, dated April 20, 2015 by and between Deseo Swimwear Inc. and Suzanne Renee Cope, our sole officer and director, we issued Ms. Cope38,500,000 shares of common stock at $0.000285 per share and agreed to act as our President and Chief Executive Officer. Officers and Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

The Company has no other Promoters.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on April 20, 2015 to December 31, 2019 (our fiscal year end) and subsequent thereto to the date of this Prospectus.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award ($)	Option Award ($)	Non-Equity Incentive Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)

Suzanne R. Cope President, CEO, CFO, Treasurer, Secretary, Chief Accounting Officer and Director	2015	None	None	None	None	None	None	None	None
	2016	None	None	None	None	None	None	None	None
	2017	None	None	None	None	None	None	None	None
	2018	None	None	None	None	None	None	None	None
	2019	None	None	None	None	None	None	None	None

22

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have employment or consulting agreements with Ms. Cope. We do not pay her for acting as officer or director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) each director and named executive officer, (ii) all executive officers and directors as a group; and (iii) each shareholder known to be the beneficial owner of 5% or more of the outstanding common stock of the Company as of December 31, 2019.

Beneficial ownership is determined in accordance with the rules of the SEC. Generally, a person is considered to beneficially own securities: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, and (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). For purposes of computing the percentage of outstanding shares held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days of December 31, 2019 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock (1)
Directors and Officers	No. of Shares	% of Class
Suzanne Cope	38,500,000	59.93%
President, Chief Executive Officer, Secretary, Treasure, Chief Financial Officer and Chairman of the Board of Directors; 2120 K Street, Unit 2, San Diego, CA 92102

All officers as a group	38,500,000	59.93%

(1) Based on 64,242,500 shares of common stock issued and outstanding as of December 31, 2019.

23

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us. The transactions covered are transaction that exceed one percent of the company’s total assets as of December 31, 2015 and June 30, 2019.

On June 4, 2015 and December 28, 2015 we issued a 17,500,000 and 21,000,000 (total 38,500,000) share of common stock to Ms. Suzanne Renee Cope, our sole office and director, for total cash considerations of $11,000. The Company considered these securities as “Founders” shares. Ms. Suzanne Renee Cope purchased her shares at par value being $0.000285 per share. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) – Exempted Transactions of the Securities Act of 1933 transactions by an issuer not involving any public offerings.

Ms. Suzanne Renee Cope is receiving no compensation for the potential re-sale of the shares under this registration statement. There are no assets acquired or to be acquired by the Company from Ms. Cope.

During the six months ended June 30, 2020 and 2019, the Company’s CEO paid $16,500 and $6,077, respectively, of expenses on behalf of the Company. The total amount owing to the Company’s CEO was $91,046 as of June 30, 2020. The balance due is unsecured and non-interest-bearing with no set terms of repayment.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our sole officer and director are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

24

Deseo Swimwear Inc.

FINANCIAL STATEMENTS

25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Deseo Swimwear, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Deseo Swimwear, Inc. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2015.

Houston, Texas

April 14, 2020

F-1

DESEO SWIMWEAR INC.

BALANCE SHEETS

As of December 31, 2019 and 2018

	December 31, 2019	December 31, 2018
ASSETS

CURRENT ASSETS
Cash	$1,611	$2,481

TOTAL ASSETS	$1,611	$2,481

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$22,866	$6,600
Due to related party	74,546	50,563
TOTAL LIABILITIES	97,412	57,163

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value, 75,000,000 shares authorized, 64,242,500 shares issued and outstanding	64,242	64,242
Additional paid-in capital (deficiency)	(45,887)	(45,887)
Accumulated deficit	(114,156)	(73,037)

TOTAL STOCKHOLDERS’ DEFICIT	(95,801)	(54,682)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,611	$2,481

The accompanying notes are an integral part of these financial statements.

F-2

DESEO SWIMWEAR INC.

STATEMENTS OF OPERATIONS

For the Years ended December 31, 2019 and 2018

	Year ended December 31, 2019	Year ended, December 31, 2018

OPERATING EXPENSES
General and administrative	41,119	$20,469

TOTAL OPERATING EXPENSES	41,119	20,469

NET LOSS	(41,119)	$(20,469)

LOSS PER COMMON SHARE - BASIC AND DILUTED$	(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	64,242,500	64,242,500

The accompanying notes are an integral part of these financial statements.

F-3

DESEO SWIMWEAR INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

Years Ended December 31, 2019 and 2018

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital (deficiency)	Accumulated Deficit	Total

Balance, December 31, 2017	64,242,500	$64,242	$(45,887)	$(52,568)	$(34,213)

Net loss	-	-	-	(20,469)	(20,469)

Balance, December 31, 2019	64,242,500	64,242	(45,887)	(73,037)	(54,682)

Net loss	-	-	-	(41,119)	(41,119)

Balance, December 31, 2019	64,242,500	$64,242	$(45,887)	$(114,156)	$(95,801)

The accompanying notes are an integral part of these financial statements.

F-4

DESEO SWIMWEAR INC.

STATEMENTS OF CASH FLOWS

For Years ended December 31, 2019 and 2018

	Year ended December 31, 2019	Year ended December 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(41,119)	$(20,469)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	16,266	2,100

NET CASH USED IN OPERATING ACTIVITIES	(24,853)	(18,369)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	23,983	18,369

NET CASH PROVIDED BY FINANCING ACTIVITIES	23,983	18,369

NET CHANGE IN CASH	(870)	-

CASH, BEGINNING OF PERIOD	2,481	2,481

CASH, END OF PERIOD	$1,611	$2,481

The accompanying notes are an integral part of these financial statements.

F-5

DESEO SWIMWEAR INC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Deseo Swimwear Inc. (the “Company”) was incorporated in the State of Nevada on April 20, 2015 and established a fiscal year end of December 31.  The Company is organized to design, manufacture and sell Dominican Republic inspired swimwear.

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Earnings (Loss) per Common Share

The basic earnings (loss) per common share is calculated by dividing the Company’s net income (loss) available to common shareholders by the weighted average number of common shares during the period. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company. As of December 31, 2019 and 2018, there were no common stock equivalents outstanding.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent Accounting Standards

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued for disclosure purposes.

F-6

NOTE 2 – GOING CONCERN

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception.  As at December 31, 2019, the Company has a working capital deficit of $95,801 and has reported an accumulated deficit of $114,156.  The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2019 and 2018, the Company’s CEO paid $23,983 and $18,369, respectively, of expenses on behalf of the Company. The total amount owing to the Company’s CEO was $74,546 as of December 31, 2019. The balance due is unsecured and non-interest-bearing with no set terms of repayment.

NOTE 4 – INCOME TAXES

The significant components of deferred income tax assets at December 31, 2019 and 2018 are as follows:

	December 31, 2019	December 31, 2018

Net operating loss carry-forward	$23,972	$15,337
Less: valuation allowance	(23,972)	(15,337)

Net deferred income tax asset	$–	$-

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations.  The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of December 31, 2019, and 2018, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended December 31, 2019 and December 31, 2018 and no interest or penalties have been accrued as of December 31, 2019 and 2018. As of December 31, 2019, and 2018, the Company did not have any amounts recorded pertaining to uncertain tax positions.

A reconciliation of the provision for income taxes at the United States federal statutory rate for the years ended December 31, 2019 and 2018 is as follows:

	December 31, 2019	December 31, 2018

Net loss before income taxes per financial statements	$(41,119)	(20,469)
Income tax rate	21%	21%
Income tax benefit at statutory rate	(8,635)	(4,298)
Non-utilized net operating losses	8,635	4,298

Provision for income taxes	$–	-

The Company has not filed its federal and state tax returns for the years ended December 31, 2019, 2018, 2017, 2016 and 2015. The Net operating losses (“NOLs”) for these years will not be available to reduce future taxable income until the returns are filed. Assuming these returns are filed, as of December 31, 2019, the Company had approximately $114,000 of federal net operating losses that may be available to offset future taxable income. The net operating loss carry-forward arising in taxable years beginning before December 31, 2017 will begin to expire in the year 2035. For losses arising in taxable years beginning after December 31, 2017, the net operating loss carryforward has an indefinite life. However, the utilization of the net operating loss carryforward is limited to 80% of taxable income.

Management will be taking on a project to file delinquent tax returns in the upcoming reporting periods and updated values will be disclosed in the following reporting periods.

F-7

DESEO SWIMWEAR INC.

BALANCE SHEETS

As of June 30, 2020 and December 31, 2019

(unaudited)

	June 30, 2020	December 31, 2019
ASSETS

CURRENT ASSETS
Cash	$1,611	$1,611

TOTAL ASSETS	$1,611	$1,611

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$21,337	$22,866
Due to related party	91,046	74,546
TOTAL LIABILITIES	112,383	97,412

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value, 75,000,000 shares authorized, 64,242,500 shares issued and outstanding	64,242	64,242
Additional paid-in capital (deficiency)	(45,887)	(45,887)
Accumulated deficit	(129,127)	(114,156)

TOTALSTOCKHOLDERS’ DEFICIT	(110,772)	(95,801)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,611	$1,611

The accompanying notes are an integral part of these financial statements.

F-8

STATEMENTS OF OPERATIONS

For the Three and Six Months ended June 30, 2020 and 2019

(unaudited)

	Three months ended	Three months ended,	Six months ended	Six months ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
OPERATING EXPENSES

General and administrative	$14,547	9,426	$14,971	$14,326

TOTAL OPERATING EXPENSES	(14,547)	(9,426)	(14,971)	(14,326)

NET LOSS	$(14,547)	(9,426)	$(14,971)	$(14,326)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	64,242,500	64,242,500	64,242,500	64,242,500

The accompanying notes are an integral part of these financial statements.

F-9

DESEO SWIMWEAR INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

Three and six months Ended June 30, 2020 and 2019

(unaudited)

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital (Deficiency)	Accumulated Deficit	Total

Balance, December 31, 2019	64,242,500	64,242	(45,887)	(114,156)	(95,801)

Net loss	-	-	-	(424)	(424)

Balance, March 31, 2020	64,242,500	$64,242	$(45,887)	$(114,580)	$(96,225)

Net loss	-	-	-	(14,547)	(14,547)

Balance, June 30, 2020	64,242,500	$64,242	$(45,887)	$(129,127)	$(110,772)

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital (Deficiency)	Accumulated Deficit	Total

Balance,January 1, 2019	64,242,500	$64,242	$(45,887)	$(73,037)	$(54,682)

Net loss	-	-	-	(4,900)	(4,900)

Balance,March 31, 2019	64,242,500	$64,242	$(45,887)	$(77,937)	$(59,582)

Net loss	-	-	-	(9,426)	(9,426)

Balance, June 30, 2019	64,242,500	$64,242	$(45,887)	$(87,363)	$(69,008)

The accompanying notes are an integral part of these financial statements.

F-10

DESEO SWIMWEAR INC.

STATEMENTS OF CASH FLOWS

For Three months ended June 30, 2020 and 2019

(unaudited)

	Six months ended June 30, 2020	Six months ended June 30, 2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,971)	$(14,326)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	(1,529)	7,479

NET CASH USED IN OPERATING ACTIVITIES	(16,500)	(6,847)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	16,500	6,077

NET CASH PROVIDED BY FINANCING ACTIVITIES	16,500	6,077

NET CHANGE IN CASH	-	(770)

CASH, BEGINNING OF PERIOD	1,611	2,481

CASH, END OF PERIOD	$1,611	$1,711

The accompanying notes are an integral part of these financial statements.

F-11

DESEO SWIMWEAR INC.

NOTES TO THE FINANCIAL STATEMENTS

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Deseo Swimwear Inc. (the “Company”) was incorporated in the State of Nevada on April 20, 2015 and established a fiscal year end of December 31.The Company is organized to design, manufacture and sell Dominican Republic inspired swimwear.

Basis of Presentation – Unaudited Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form 10-Q.They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements.However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the fiscal year ended December 31, 2019 included in the Company’s 10-K filed with the Securities and Exchange Commission.The unaudited financial statements should be read in conjunction with those financial statements included in the Form 10-K. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.

Risks and Uncertainties

The pandemic caused by an outbreak of a new strain of coronavirus (COVID-19) has resulted, and is likely to continue to result, in significant national and global economic disruption and may adversely affect our business. Based on the Company’s current assessment, the Company does expect some material impact on its long-term operation due to the worldwide spread of the COVID-19 virus. However, the Company is actively monitoring this situation and the possible effects on its financial condition, operations, suppliers, industry, and workforce.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Earnings (Loss) per Common Share

The basic earnings (loss) per common share is calculated by dividing the Company’s net income (loss) available to common shareholders by the weighted average number of common shares during the period. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company. As of June 30, 2020, there were no common stock equivalents outstanding.

F-12

Income Taxes

The Company follows the asset and liability method of accounting for income taxes.Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards.Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company estimates the fair value of each stock-based compensation award at the grant date by using Black-Scholes Option Pricing Model. The fair value determined represents the cost of the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As stock-based compensation expense is recognized based on awards ultimately expected to vest. Excess tax benefits, if any, are recognized as additional paid in capital.

Recent Accounting Standards

The Company does not expect the adoption of any recent accounting standards to have a material impact on its financial statements.

Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued for disclosure purposes.

NOTE 2 – GOING CONCERN

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception.As at June 30, 2020, the Company has a working capital deficit of $110,772 and has reported an accumulated deficit of $129,127.The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses.The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations.Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2020 and 2019, the Company’s CEO paid $16,500 and $6,077, respectively, of expenses on behalf of the Company. The total amount owing to the Company’s CEO was $91,046 as of June 30, 2020. The balance due is unsecured and non-interest-bearing with no set terms of repayment.

NOTE 4 – EQUITY

The Company has 75,000,000 common shares authorized with a par value of $0.001 per share.

F-13

Part II

Information Not Required In The Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2.81
Transfer Agent Fees	$1,000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$1,500.00
Edgar filing fees	$700.00

Total	$8,202.81

All amounts are estimates other than the Commission's registration fee.

Indemnification of Directors and Officers

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders; however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Our officers and sole director are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

•	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

•	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

•	a transaction from which the director derived an improper personal profit; and

•	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

•	such indemnification is expressly required to be made by law;

•	the proceeding was authorized by our Board of Directors;

•	such indemnification is provide by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

•	such indemnification is required to be made pursuant to the bylaws.

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Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

None

Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

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(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation as previously filed with the SEC on March 28, 2016.

3.2	By-Laws as previously filed with the SEC on March 28, 2016

5.1	Legal opinion of Befumo & Schaeffer, PLLC, with consent to use as filed with the SEC on October 5, 2020

23.1	Consent of Marcum LLP

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Diego, California, on  November 6, 2020.

Deseo Swimwear Inc.

By:	/s/ Suzanne Renee Cope
Suzanne Renee Cope
President, Chief Executive Officer, Chief Accounting Officer,
Chief Financial Officer, Secretary, Treasurer and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Suzanne Renee Cope	President, Chief Executive	November 6, 2020
Suzanne Renee Cope	Chief Accounting Officer,
Chief Financial Officer, Secretary, Treasurer and sole Director

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